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                                                                  EXHIBIT 10.10







                        CONFIDENTIAL TREATMENT REQUESTED



                            HIGH SPEED DATA SERVICES
                               MARKETING AGREEMENT


                  THIS HIGH SPEED DATA SERVICES MARKETING AGREEMENT (this "Agreement") is entered into as of the 9th day of July, 1999 (the "Effective Date"), by and between I3S, Inc., a Texas corporation, with a place of business at 1440 Corporate Drive, Irving Texas 75038 ("I3S"); and AvalonBay Communities, Inc., a Maryland corporation, with a place of business at 2900 Eisenhower Avenue, Third Floor, Alexandria, Virginia 22314, Attn: Ms. Lyn Lansdale, Vice President-Ancillary Services ("AVALONBAY"). I3S and AVALONBAY are hereinafter sometimes individually referred to as a "party", and collectively as the "parties."


RECITALS:

                  WHEREAS, AVALONBAY currently owns and manages a multiple dwelling unit community (an "MDU") known as the Toscana Apartments located at 1257 Lakeside Drive, Sunnyvale, California ("Toscana Apartments");

                  WHEREAS, I3S provides broadband Internet protocol network services, including, without limitation, high speed data services, and related support services, as more specifically described below in this Agreement and in Exhibits D and E attached hereto and incorporated herein by reference (collectively, the "Service"), to multiple system franchise cable operators ("MSO's"), private cable operators ("PCO's"), and real estate investment trusts ("REIT's"), nationwide; and

                  WHEREAS, AVALONBAY desires that I3S provide the Service to Toscana Apartments and the residents thereof, subject to and upon the terms and conditions set forth below in this Agreement;

                  NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

                                    ARTICLE I
                         REPRESENTATIONS AND WARRANTIES

         1.1      Representations and Warranties of AVALONBAY.

                  Authority. To AVALONBAY's actual knowledge, (a) this Agreement has been duly authorized, executed and delivered by AVALONBAY and constitutes a valid




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and legally binding Agreement of AVALONBAY, and (b) neither the execution and delivery of nor the performance of the provisions of this Agreement shall conflict with or result in (i) a breach, violation or default under the Certificate of Incorporation and Bylaws of AVALONBAY, or any material agreement that is currently binding on AVALONBAY that would affect its obligations hereunder, or (ii) the breach or violation of any law, order, rule, ordinance, regulation, judgement or decree of an governmental authority having jurisdiction over the Toscana Apartments or AVALONBAY.

                  Survival of Representations and Warranties. All representations and warranties made by or on behalf of AVALONBAY shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of I3S shall not diminish its rights to rely thereon.

         1.2      Representations; Warranties and Covenants of I3S.

                  Authority. To I3S' actual knowledge, (a) this Agreement has been duly authorized, executed and delivered by I3S and constitutes a valid and legally binding Agreement of I3S, and (b) neither the execution and delivery of nor the performance of the provisions of this Agreement shall conflict with or result in (i) a breach, violation or default under the Certificate of Incorporation and Bylaws of I3S, if applicable; or any material agreement binding on I3S that would affect its obligations hereunder; or (ii) the breach or violation of any law, order, rule, ordinance, regulation, judgement or decree of an governmental authority having jurisdiction over the Toscana Apartments or I3S.

                  Permits, Licenses, Etc. I3S possesses all material permits, licenses, franchises rights, trademarks, trademark rights, trade names, trade name rights and copyrights and all other rights, approvals and consents which are required to conduct the business of the Service at the Toscana Apartments in conformity with the terms and provisions of this Agreement. Prior to the performance of any installation work for the System or any component thereof at the Toscana Apartments, I3S shall, at its sole cost and expense, obtain all applicable permits, approvals and licenses therefor, if any, and provide copies of the same to AVALONBAY.

                  I3S Licenses. I3S possesses all material permits, approvals, consents and licenses from third parties necessary to provide the Service to the Toscana Apartments and its residents in conformity with the terms and provisions of this Agreement.

                  Survival of Representations and Warranties. All representations and warranties made by or on behalf of I3S shall survive the execution and delivery of this Agreement, and any investigation at any time made by or on behalf of AVALONBAY shall not diminish its rights to rely thereon.



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                                    ARTICLE 2
                                      TERM

        2.1 Term. This Agreement shall have a term of three (3) years from the Effective Date (the "Initial Term"). The Initial Term shall automatically be extended for additional one (1) year periods following the expiration thereof (the "Extension Terms"); provided that, at any time during the Extension Terms, either party may terminate this Agreement upon no less than one hundred twenty
(120) days' written notice to the other party hereto.


        2.2 Termination. In addition to (but not in limitation of) any other termination rights that may be specified in this Agreement, AVALONBAY shall have the right to terminate this Agreement (the "AVALONBAY Termination Right") in the event that AVALONBAY shall elect to sell the Toscana Apartments and the prospective purchaser thereof requests that AVALONBAY exercise the AVALONBAY Termination Right, or in the event that AVALONBAY shall undergo a "Change in Control." The AVALONBAY Termination Right shall be exercisable by AVALONBAY upon 30 days prior written notice to I3S, which written notice shall be accompanied by a termination payment in an amount equal to the product of (a) the number of months then remaining in the Initial Term or any applicable Extension Term; multiplied by (b) the monthly Subscriber revenues reflected in the most recent monthly collections report that is provided by I3S to AVALONBAY in accordance with Exhibit E attached (exclusive of all "Miscellaneous Charges" (as defined below in Section 8.1) discounted back to the date of termination at a discount rate of three percent (3%).


                  As used in this Agreement, the term "Change of Control" shall mean (a) if any person shall become the beneficial owner, directly or indirectly, of securities of AVALONBAY representing 50% or more of either the combined voting power of AVALONBAY's then outstanding securities having the right to vote in an election of AVALONBAY's directors or of the then outstanding shares of common stock of AVALONBAY; or (b) if persons who, as of the date of this Agreement, constitute AVALONBAY's Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of AVALONBAY's Board of Directors, provided that, any person becoming a director of AVALONBAY subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director; or (c) if the stockholders of AVALONBAY shall approve any (1) consolidation or merger of AVALONBAY or any of its subsidiaries where the stockholders of AVALONBAY, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate fifty percent (50%) of the voting shares of the corporation or other entity issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation or other entity, if any); (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of AVALONBAY; or (3) any plan or proposal for the liquidation or dissolution of AVALONBAY.


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                                    ARTICLE 3
                                   EXCLUSIVITY

        3.1 Exclusivity. I3S expressly acknowledges and agrees that AVALONBAY may not, pursuant to the terms of this Agreement, be precluded from allowing parties providing U.S. Federal Communications Commission tariffed telecommunications or municipal franchise cable television services to the Toscana Apartments to deliver high speed Internet access service to the Toscana Apartments in the event that said party possesses a specific federal or state statutory, municipal ordinance, or regulatory right to do so. Notwithstanding the foregoing, AVALONBAY shall not accept commissions or other forms of compensation or benefits for the marketing of such other parties' Internet access service at the Toscana Apartments, except as provided herein for the Service or as otherwise agreed to in writing between AVALONBAY and I3S, and, except as otherwise required by applicable law, rules and regulations, as in effect from time to time during the term of this Agreement (collectively, "Applicable Laws"), AVALONBAY shall not knowingly provide, allow or support, or knowingly cause to be provided, allowed or supported, on-premise marketing support or efforts for such other parties' Internet access service. Further, except as otherwise required by Applicable Laws, during the term of this Agreement, neither I3S nor AVALONBAY shall knowingly provide, market or support, or cause to be provided, marketed or supported, directly or indirectly, to the Toscana Apartments any service that is competitive with the Service to be provided by I3S pursuant to the terms hereof. Subject to the terms of this Agreement and the requirements of Applicable Laws, I3S shall have the sole and exclusive right to market, promote and sell the Service at the Toscana Apartments during the term of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, AVALONBAY shall have the right to charge such rentals, utility fees, charges and other fees to the residents of the Toscana Apartments, as may be determined by AVALONBAY in its sole discretion, except that AVALONBAY shall not charge residents fees for the Service in addition to the fees charged therefor by I3S, other than pass through charges for the Service that may be provided to the common areas of the Toscana Apartments.


                                    ARTICLE 4
                      AFFIRMATIVE OBLIGATIONS OF AVALONBAY

        4.1 General Obligations. In consideration of the mutual agreements of the parties contained herein, AVALONBAY covenants and agrees to comply with the covenants and obligations set forth below in this Section 4.1.

                  (i) Subject to the terms and provisions of this Agreement, AVALONBAY hereby grants to I3S access or a right of entry to the Toscana Apartments to provide the Service to the residents thereof; and


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                  (ii)  to the extent required for the provision of the Service by I3S to the Toscana Apartments, AVALONBAY shall, at its own expense, grant I3S access to the equivalent of at least two (2) video channels worth of bandwidth on the cable distribution facilities, or sufficient bandwidth on the telecommunications distribution system (the "System") at the Toscana Apartments to provide the Service to the residents; and

                  (iii) subject to the requirements of Applicable Laws and privacy policies implemented by AVALONBAY, AVALONBAY shall use all commercially reasonable efforts (excluding the payment of money) to assist I3S in securing access to all occupied and unoccupied units as necessary to provide the Service so long as I3S shall not enter an occupied unit without the resident's express approval and I3S shall not enter any occupied unit unless resident or an adult representative of the resident is present; and

                  (iv) subject to the terms of this Agreement and the requirements of Applicable Laws, the employees, agents, or contractors of I3S shall have reasonable access, at no charge, to the Toscana Apartments and facilities of AVALONBAY in connection with and to perform any and all work reasonably necessary to provide the Service at the Toscana Apartments, including, but not limited to installation, inspection, maintenance, repair or removal of equipment, or to facilitate the provision of the Service to I3S customers; provided that, such access shall be at reasonable times during normal business hours and, if requested by AVALONBAY, when such employees, agents or contractors of I3S are accompanied by an AVALONBAY representative; and, provided, further, that, all work to be performed by such I3S employees, agents and contractors shall be completed in a manner so as to not unreasonably interfere with the residents of the Toscana Apartments or the operations of AVALONBAY thereon; and

                  (v) any and all maintenance or other problems with respect to the Service will be reported directly to I3S to the point of contact designated in writing by I3S (the "Contact"); and

                  (vi) AVALONBAY will promptly inform the Contact of any material or recurring maintenance problems about which they may obtain actual knowledge, together with the name and address of the subscriber, if any, who made the complaint; and

                  (vii) AVALONBAY will direct the residents to call the Contact regarding any complaints or technical problems concerning the Service; and

                  (viii) AVALONBAY will provide a secure air-conditioned space (the "Equipment Cabinet"), at no charge, to I3S for the storage of all equipment reasonably necessary to provide the Service at the Toscana Apartments, which space shall be of such size, in such location, and served with such equipment, as may be approved by AVALONBAY in its reasonable discretion; provided that, all equipment and other items that are installed and/or stored within the Equipment Cabinet shall be at I3S' sole risk, and AVALONBAY shall have no obligation or liability whatsoever, if such equipment or other items shall be damaged, destroyed or stolen (with the exception of damages thereto


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or loss thereof resulting from AVALONBAY's negligence or intentional misconduct), I3S shall be responsible, at its sole cost and expense, for the installation and removal of such equipment and other items into and out of the Equipment Cabinet; and

                  (ix) AVALONBAY will, at its cost and expense, arrange for the provision of electricity necessary to power the I3S equipment located in the Equipment Cabinet; provided that, (a) all such equipment shall be low voltage, shall not consume excessive amounts of electricity and the use of electricity by such equipment shall not at any time exceed the capacity of any of the electrical conductors and equipment currently serving the Toscana Apartments,
(b) I3S shall pay for the cost of any additional wiring and other work which may be required for the operation by I3S of any equipment requiring excessive electricity, (c) I3S shall notify AVALONBAY whenever I3S shall connect any equipment to the Toscana Apartments electrical distribution system, and (d) if such equipment shall consume excessive amounts of electricity, as determined by AVALONBAY, in its reasonable discretion, AVALONBAY shall have the right to require I3S to pay or reimburse AVALONBAY for the third party costs for such excessive electricity; and

                  (x) I3S may record a memorandum of this Agreement that is in form and substance acceptable to AVALONBAY (the "Memorandum"), provided that such memorandum shall be subject and subordinate to any and all leases, mortgages, deeds or trusts that encumber the Toscana Apartments at any time during the terms hereof, and provided, further, that I3S shall provide such certificates or other statements as AVALONBAY may request in writing from time to time to acknowledge the subordination of the Memorandum, and provided, further, that the Memorandum shall contain provisions specifying that the Memorandum automatically expires, without the need for any further actions by AVALONBAY or I3S upon the expiration or sooner termination of this Agreement and I3S shall be obligated to execute and record at its sole cost and expense any documents or instruments that may be required to release the Memorandum of record upon the expiration or earlier termination of this Agreement; and

                  (xi) AVALONBAY is excused from performance under this Agreement due to force majeure, as defined below in Section 14.8.

        4.2 MDU Survey. Promptly after the full execution of this Agreement, AVALONBAY shall use all commercially reasonable efforts (excluding the payment of money) to complete and submit an MDU Survey for the Toscana Apartments, in the form attached hereto as Exhibit A, (or otherwise provide substantially the same information described in the MDU Survey) and deliver it to I3S for review and approval, and I3S and AVALONBAY will use all commercially reasonable efforts (excluding the payment of money) to establish criteria pursuant to which I3S will be obligated to provide the Service to AVALONBAY for the Toscana Apartments based on the information therefor that is contained in the MDU Survey (the "Toscana Apartments Service Criteria"). The Toscana Apartments Service Criteria shall be specified in the rider to this Agreement to be entered into by AVALONBAY and I3S.


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        4.3       Marketing. Attached hereto as Exhibit B is the initial
marketing strategy for the promotion of the Service at the Toscana Apartments that has been jointly developed and agreed to by AVALONBAY and I3S.


                                    ARTICLE 5
                          AFFIRMATIVE COVENANTS OF I3S

        5.1 General Obligations. In consideration of the mutual agreements of the parties contained herein, I3S covenants and agrees to do and perform, or cause to be done and performed, the following:


                  (i) I3S possesses and shall maintain for the term of this Agreement any and all property, right, title or interest necessary to lawfully provide the Service as contemplated in this Agreement and to otherwise perform I3S' obligations hereunder, and all such property, right, title and interest shall remain free and clear of any adverse claims, interests and liens, other than liens incurred by I3S in the ordinary course of business; and


                  (ii) I3S possesses and shall maintain in full force and effect for the term of this Agreement, all material permits, licenses, consents, approvals, franchise rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to provide the Service and to otherwise perform I3S' obligations hereunder; and

                  (iii) With respect to performance hereunder, I3S agrees to maintain, at all times during the term of this Agreement, as a minimum, commercial general liability insurance with minimum limits of $1,000,000 per occurrence for bodily injury (or death) and property damage liability with limits of at least $1,000,000 per occurrence [Personal Injury and $1,000,000 General Policy Aggregate (applicable to Commercial General Liability Policies)] and any additional insurance and/or bonds required by law. Prior to providing the Service to the Toscana Apartments, I3S shall agrees to furnish certificates or other acceptable proof of the foregoing insurance coverage for the same and I3S shall cause AVALONBAY to be named as an additional insured on such insurance policies. AVALONBAY shall be provided with at least thirty (30) days' prior notice of the cancellation of any insurance coverage that is required hereunder. I3S warrants that it meets or exceeds all insurance requirements stated herein and those that are required by the laws in the state where the applicable Property is located; and

                  (iv) I3S's employees, contractors, and agents will, while on the Toscana Apartments, comply with all Applicable Laws and any reasonable written rules or regulations of AVALONBAY applicable to the Toscana Apartments and provided in advance to I3S; and


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                  (v)   I3S shall provide the Service to the residents of the
Toscana Apartments and I3S shall collect revenues directly from its subscribers; and

                  (vi) As more specifically described in Exhibits D and E attached hereto and incorporated herein by reference, I3S shall assume and pay all operating and capital costs and expenses associated with the provision of the Service to the Toscana Apartments, including, but not limited to, any and all:

                  Monthly recurring private Internet exchange points
                  Monthly recurring switch maintenance
                  Monthly recurring POP transport
                  Monthly recurring Dallas network operations center costs (including installation costs)
                  Customer support IP technicians and engineers (NOC, Help Desk and field personnel)
                  I3S-specific training
                  Insurance on I3S capital equipment
                  I3S-specific travel and entertainment
                  Switch site equipment (including installation costs)
                  Peering point routers
                  Private Internet exchange point hardware (including installation costs)
                  I3S network infrastructure equipment
                  Transport facilities
                  Backbone transport facilities
                  Monthly recurring local loop costs
                  Monthly recurring property maintenance (Lce, Router, DSU/CSU) Monthly recurring IP headend maintenance
                  CSR platform and services
                  Internet browser platform user license
                  MDU property IP equipment (Lce, Router, DSU/CSU)
                  IP master headend equipment
                  Non-recurring local loop transport costs
                  Customer billing and collections; and

                  (vii) All revenue sharing, commissions, compensation or other payments to be paid to AVALONBAY for granting I3S access to the Toscana Apartments in conformity with the terms of this Agreement shall be the sole and exclusive responsibility of I3S; and

                  (viii) I3S shall remove the existing fire wall located at the Toscana Apartments; and

                  (ix) I3S is excused from performance under this Agreement due to force majeure, as defined below in Section 14.8.


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                                    ARTICLE 6
                           DESCRIPTION OF THE SERVICE

        6.1 Description of the Service. During the term of this Agreement, I3S shall provide, or cause to be provided to the residents of the Toscana Apartments, the Service, more particularly described and set forth in Exhibits D and E attached hereto and incorporated herein by reference. Notwithstanding anything to the contrary set forth in this Agreement, (a) I3S shall have no rights under or pursuant to this Agreement (whether exclusive or non-exclusive) to provide analog cable television, digital cable television or circuit switched telephony service of any nature to the Toscana Apartments without AVALONBAY's prior written consent; and (b) at all times during the term of this Agreement, the Service that is required to be provided by I3S to the Toscana Apartments and its residents shall conform to and be consistent with the highest comparable standards and capabilities for the Service that are then generally prevailing throughout the high speed data services industry as the same may be modified, improved and upgraded from time to time.


                                    ARTICLE 7
                      DEFINITION OF SERVICE LEVEL STANDARDS

        7.1 Definition of Service Level Standards. Subject to the conditions, qualifications and limitations set forth herein, including, without limitation, those set forth in Exhibit D and E attached hereto and incorporated herein by reference, during the term of this Agreement, I3S shall offer, or cause to be offered, the service level standards pertaining to various aspects of the Service, as more particularly described and set forth in Exhibits D and E attached hereto and incorporated herein by reference.


                                    ARTICLE 8
              REVENUE ALLOCATION; CUSTOMER ACCESS PRICING; BRANDING

        8.1 Revenue Allocation. Internet access revenue (the "Revenue") generated by I3S subscribers at the Toscana Apartments will be paid directly to I3S and AVALONBAY shall have no responsibility or liabilities for the failure of any subscriber to pay such internet access fees; provided, however, that, by the twenty-fifth day of each month I3S shall pay AVALONBAY a revenue sharing fee (the "Revenue Sharing Fee") calculated as a percentage of Revenue for the Toscana Apartments, prepaid or not, (exclusive of installation charges, customer service charges, customer equipment sales or leases, other reasonable and customary charges that are "passed through" on a no-markup basis and collected by I3S, and comparable charges [collectively, the "Miscellaneous Charges"]) actually collected by or on behalf of I3S during the immediately preceding month ("Commissionable Revenues") in accordance with the following tables:



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         Penetration                             Revenue Share
         -----------                             -------------
         10% or below                                  *
         15% or below                                  *
         20% or below                                  *
         30% or below                                  *
         40% or below                                  *
         50% or below                                  *
         Greater than 50%                              *


         "Penetration" means the total number of I3S subscribers at the Toscana Apartments divided by the total number of units available for rent at the Toscana Apartments. Under no circumstances shall I3S increase any of the Miscellaneous Charges above a level that is usual and customary in the industry or for the purpose of enabling I3S to reduce the Commissionable Revenues for the Toscana Apartments. At the option of AVALONBAY, exercisable by at least ten (10) days prior written notice to I3S, on or after the dates that are twenty-four
(24) months and forty-eight (48) months after the date of execution of this Agreement, the parties agree to renegotiate the Revenue Sharing Fee and the definition of Commissionable Revenues in good faith in accordance with the then current market standards, such that the Revenue Sharing Fee shall be increased or decreased, and the scope and type of revenue to be included within the definition of Commissionable Revenues shall be expanded, to be consistent with then-prevailing market standards. I3S shall obtain AVALONBAY's prior written approval for any increase or decrease in internet access fees in excess of a twenty-five percent (25%) variation from the then-current fees for internet access.

         8.2 Restructuring of Payments to AVALONBAY. Each of AVALONBAY and I3S acknowledge that I3S is the party solely responsible for providing the Service to the Toscana Apartments pursuant to this Agreement. Notwithstanding the foregoing, in the event that a determination ("Determination") is made by either tax counsel to AVALONBAY, or the Internal Revenue Service, with respect to any taxable year of AVALONBAY that:

                  (a) with respect to the Toscana Apartments, the payments to AVALONBAY pursuant to Section 8.1 of this Agreement exceed one percent (1%) of the gross revenues received by AVALONBAY from all sources with respect to the Toscana Apartments,

                  (b) such payments are characterized as income described in
Section 856(d)(7) of the Internal Revenue Code of 1986, as amended, (the "Code") and,

                  (c) the sum of(l) the amounts described in (a) above, plus (2) all other amounts which fail to qualify as income described in Section 856(c)(2) of the Code exceed ninety-five percent (95%) of the AVALONBAY's gross income from all sources for such taxable year, then, an amount equal the difference between (X) the amount described in (a) above and (Y) the maximum amount which could have been received from I3S pursuant to Section 8.1 above which would not have exceeded one percent (1%) of AVALONBAY's


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gross revenues with respect to the Toscana Apartments for such taxable year (the
"Excess") shall be treated as having been advanced to AVALONBAY by I3S as a loan pursuant to a binding agreement that such Excess be repaid to I3S, with interest at the rate of 6%, compounded semi-annually, within 30 days of the date of such Determination.

        8.3 Customer Access Pricing. With the intent to increase Service penetration at the Toscana Apartments, I3S, in consultation with AVALONBAY shall establish the price at which access to the Service is made available to subscribers. Prior to the provision of the Service, I3S shall provide to AVALONBAY for AVALONBAY's review the proposed pricing structure and service quality and content standards for the Service to the Toscana Apartments, which Service shall be consistent with the requirements therefor, as specified in this Agreement.

        8.4 Branding. With respect to the Service, and the promotion thereof, I3S shall establish the brand names, logos, labels, trademarks, service marks and other such identifying promotional characteristics pertaining to the same throughout the term of this Agreement. At AVALONBAY's request, I3S agrees to "co-brand" with AVALONBAY's trademarks and service marks; provided that, in such event, AVALONBAY, shall agree to indemnify I3S from and against losses incurred by I3S resulting from any trademark or service mark infringement claims arising in connection therewith, the terms and provisions of such indemnity to be mutually and reasonably agreed upon by AVALONBAY and I3S.


                                    ARTICLE 9
                          SPECIFIC SOFTWARE WARRANTIES

        9.1 Ownership; Authority. I3S represents and warrants that the software and other programs, products and items utilized by I3S to provide the Service and perform its obligations hereunder (collectively, the "Products") are free and clear of all liens and encumbrances, other than those incurred in the ordinary course of business, and that it has full power, license and authority to utilize the rights granted to it with respect to such Products without the consent of any other person or that such consent has been obtained, and that, to the knowledge of I3S, the Products utilized hereunder will not infringe or violate any copyright, trade secret, trademark, patent or other intellectual property rights of any third party.

        9.2 Compliance With Applicable Laws. I3S represents and warrants that the provision of the Service pursuant to this Agreement shall be in compliance with all applicable federal and state laws, rules and regulations.



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                                   ARTICLE 10
                                 INDEMNIFICATION

        10.1 Intellectual Property Rights Indemnification. I3S shall defend, indemnify and hold harmless AVALONBAY, its directors, officers, shareholders, employees and agents and its successors and assigns, from and against any and all claims, demands, actions, liabilities, losses, damages and expenses, including, without limitation, settlement costs and reasonable attorneys' fees, disbursements and litigation costs, arising out of or relating to any actual or alleged infringement of any third party's trade secrets, trademark, service mark, copyright, patent or other intellectual property rights (the "Intellectual Property Rights") in connection with the use of said Intellectual Property Rights hereunder. I3S's obligation pursuant to the immediately preceding sentence is subject to the following conditions: (i) AVALONBAY shall give I3S prompt written notice of all actions, claims or threats against AVALONBAY, about which AVALONBAY obtains actual knowledge, of infringement or violation of Intellectual Property Rights; (ii) AVALONBAY shall permit I3S to elect to assume complete control of such claims at its sole discretion and expense; and (iii) AVALONBAY shall reasonably cooperate with I3S in defending against claims, including making known or available to the indemnifying party, upon reimbursement of all costs associated with provision or reproduction of, all records and document pertaining to claims, excluding information, records and documents that are confidential or proprietary to AVALONBAY. Notwithstanding the foregoing, (a) AVALONBAY's failure to promptly notify about any such actions, claims or threats shall not impair I3S's indemnification obligations under this Section 10.1 unless I3S is materially prejudiced thereby; (b) under no circumstances shall I3S have the right to enter into any settlement of any such action, claim or threat against AVALONBAY without AVALONBAY's prior consent thereto unless pursuant to such settlement, AVALONBAY shall be fully and completely released from any and all liabilities associated with the subject of such action, claim or threat, AVALONBAY does not have any ongoing obligations with respect thereto, and AVALONBAY has no obligations to pay any sums to any party in connection therewith; and (c) AVALONBAY shall have the right to participate in the defense of such action, claim or threat with its own counsel at its own expense.

         10.2. Indemnification. In addition to the indemnification specified above in Section 10.1, each party shall indemnify the other (and its directors, officers, shareholders, employees and agents and its successors and assigns) against all claims, demands, actions, liabilities, losses, damages, and expenses, including, without limitation, settlement costs and reasonable attorneys' fees, disbursements and litigation costs resulting from injury to or death of any person (including injury to or death of their employees), loss of or damage to tangible real or tangible personal property (including damage to their property) or the environment, or other loss, cost or expense, but only to the extent that such claims, demands, actions, liabilities, losses, damages or expenses were proximately caused by its breach of this Agreement or by any negligent act or omission, willful misconduct or violation of law on the part of the party from whom indemnity is sought (the "Indemnitor"), its agents, employees, subcontractors or assignees. Indemnitor shall have the right to assume defense of the claim with counsel



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reasonably acceptable to the indemnitee. The indemnitee shall be entitled to participate in the defense of the claim with its own counsel at its sole expense. The obligations of the Indemnitor pursuant to the immediately preceding sentence are subject to the following conditions: (i) the indemnitee shall give the Indemnitor prompt written notice of all actions, claims or threats against the indemnitee that are covered by the foregoing indemnitee; (ii) the indemnitee shall permit the Indemnitor to elect to assume complete control of such claims at its sole discretion and expense; and (iii) the indemnitee shall reasonably cooperate with the Indemnitor in defending against claims, including making known or available to the indemnifying party, upon reimbursement of all costs associated with provision or reproduction of, all records and document pertaining to claims, excluding information, records and documents that are confidential or proprietary to the indemnitee. Notwithstanding the foregoing,
(a) the indemnitee's failure to promptly notify about any such actions, claims or threats shall not impair the Indemnitor's indemnification obligations under this Section 10.2 unless the Indemnitor is materially prejudiced thereby; (b) under no circumstances shall the Indemnitor have the right to enter into any settlement of any such action, claim or threat against the indemnitee without the indemnitee's prior consent thereto unless pursuant to such settlement, the indemnitee shall be fully and completely released from any and all liabilities associated with the subject of such action, claim or threat, the indemnitee does not have any ongoing obligations with respect thereto, and the indemnitee has no obligations to pay any sums to any party in connection therewith; and (c) the indemnitee shall have the right to participate in the defense of such action, claim or threat with its own counsel at its own expense.


                                   ARTICLE 11
                        PROTECTION OF PROPRIETARY RIGHTS

        11.1 Confidential Information. Information to be held in confidence shall be clearly marked "Proprietary" or "Confidential." Information which is conveyed orally shall be deemed confidential only if prior to disclosure it is indicated as being confidential and written confirmation identifying the confidential or proprietary information is provided to the receiving party within ten (10) business days after it was discussed orally. I3S expressly acknowledges that all information concerning the residents at the Toscana Apartments shall be deemed confidential and proprietary to AVALONBAY, unless AVALONBAY otherwise so specifies in writing.

        11.2 Restrictions. Each party shall use all commercially reasonable efforts to maintain the confidentiality of such Confidential Information and not show or otherwise disclose such Confidential Information to any third parties, including, but not limited to, independent contractors and consultants, without the prior written consent of the disclosing party.

        11.3 Authorized Disclosures. Notwithstanding the obligations described in Section 11.2 above, neither party shall have any obligation to maintain the confidentiality of any Confidential Information which: (i) is or becomes publicly available by other than


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



unauthorized disclosure by the receiving party; (ii) is independently developed by the receiving party; or (iii) is received from a third party who has lawfully obtained such Confidential Information without a confidentiality restriction and except that each party shall have the right to disclose the Confidential Information (a) to the extent required by Applicable Laws (including, without limitation, securities laws or the rules of the exchange where AVALONBAY's securities are listed or traded), (b) to the extent required in connection with the performance by any party of its obligations under this Agreement or to pursue its rights and remedies under this Agreement, (c) to any party's lenders, investors, principals, officers, directors, underwriters, placement agents or third party consultants(and any person who is being furnished Confidential Information because he or she may prospectively secure a transaction), including, without limitation, attorneys and accountants; or (d) by AVALONBAY, to any prospective purchaser of the Toscana Apartments. Except as otherwise permitted by this Section 11.3, each party shall use the Confidential Information solely for purpose of performing its obligations under this Agreement. If required by any court of competent jurisdiction or other governmental authority, the receiving party may disclose to such authority, data, information or material involving or pertaining to Confidential Information to the extent required by such order, provided that the receiving party shall first have used all commercially reasonable efforts to obtain a protective order reasonably satisfactory to the disclosing party sufficient to maintain the confidentiality of such data, information or materials.

        11.4 Limited Access. Each party shall use all commercially reasonable efforts to limit the use and access of Confidential Information to such party's bona-fide employees or agents (including attorneys and accountants) who have a need to know such information for purposes of conducting the receiving party's business. Each party shall notify all employees and agents and all persons listed in Section 11.3(c) who have access to Confidential Information or to whom disclosure is made that the Confidential Information is the confidential, proprietary property of the disclosing party and shall instruct such employees and agents to maintain the Confidential Information in confidence.

        11.5      Continuing Obligations. Each party's obligations under this
Article 11 shall survive the termination of this Agreement for two (2) years thereafter.

        11.6 Confidentiality of Terms. Unless approved in advance by the non-disclosing party, except for the existence of this Agreement, the terms and provisions of this Agreement shall remain strictly confidential and shall not be disclosed to any third party other than a party's attorneys, accountants, other professional advisers, potential purchasers of the Toscana Apartments or of AVALONBAY; provided that, the foregoing limitations shall not apply to disclosures of the terms of this Agreement that are required by applicable law or in order for any party hereto to enforce the terms hereof or to pursue its rights or remedies hereunder.


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                                   ARTICLE 12
                              DEFAULT; TERMINATION

        12.1 Default. Upon the occurrence of any of the following events, a party shall be deemed to be in default under this Agreement:

                  (a) Material breach of any warranty or misrepresentation by the defaulting party;

                  (b) Material failure to perform the defaulting party's obligations hereunder, including, but not limited to, with respect to I3S, its failure to (i) provide the Service in accordance with the requirements hereof and to maintain the service standards set forth in Section 7.1 hereof, and (ii) make the payments to AVALONBAY set forth in Section 8.1 hereof.

                  (c) The defaulting party's ceasing to conduct business in the normal course, insolvency, the making of a general assignment for the benefit of its creditors, suffering or permitting the appointment of a receiver or similar officer for its business or assets or availing itself of, or becoming subject to, any proceeding under the United States Federal Bankruptcy Laws or any federal or state statute relating to solvency or the protection of the rights of creditors; or

                  (d) Making of any warranty, representation, statement or response in connection with this Agreement which was untrue in any material respect on the date it was made by the defaulting party.

        12.2 Remedies. In the event the defaulting party fails to cure any default set forth hereunder within thirty (30) days, except for defaults pursuant to Section 12.1(b)(ii), which shall have a cure period of ten (10) business days and defaults pursuant to Section 12.1(c), which shall have a cure period of thirty (30) days, after written notice of such default by the non-defaulting party specifying the acts or omissions constituting the default with reference to the sections of this Agreement which have allegedly been breached, the non-defaulting party may terminate this Agreement without further obligation on the part of the non-defaulting party (except for I3S' obligations to pay to AVALONBAY all sums that are due from I3S pursuant to Section 8.1), and/or pursue claims at law or in equity against the defaulting party, including without limitation, the remedy of specific performance, the parties hereby agreeing that the remedy of specific performance is appropriate hereunder because the remedies available at law may be inadequate to fully and effectively make the non-defaulting party hereunder whole.

        12.3 Failure to Exercise Remedy. The remedies set forth above are cumulative, but the non-defaulting party is under no obligation to exercise any such remedy. The exercise of, or failure to exercise, any such remedies shall not prevent any future exercise of the same or any other remedies or release the defaulting party from its obligations under this Agreement.

        12.4 Effect of Termination. Termination of this Agreement shall not impair either party's then accrued rights, obligations, liabilities or remedies hereunder.


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                                   ARTICLE 13
                           NOTICE; PUBLIC DISCLOSURES

        13.1 Notice. All notices pursuant to this Agreement shall be in writing and may be personally delivered or sent by overnight courier or by Certified or Registered mail. All notices personally delivered shall be deemed delivered at the time of such delivery. All notices sent by Certified or Registered mail shall be deemed delivered five (5) days after deposited in the US mail. All notices sent by overnight courier shall be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address upon ten (10) days written notice.

                  If to I(3)S, to:
                                            I(3)S, Inc.
                                            1440 Corporate Drive
                                            Irving Texas 75038
                                            Attn: Mr. Jim Price, CEO

                  with a copy to:
                                            I(3)S, Inc.
                                            1440 Corporate Drive
                                            Irving Texas 75038
                                            Attn: Matt Hutchins, President

                  If to AVALONBAY, to:
                                            AvalonBay Communities
                                            2900 Eisenhower Avenue
                                            Third Floor
                                            Alexandria, Virginia 22314
                                            Attn: Ms. Lyn Lansdale,
                                            Vice President-Ancillary Services

                  with a copy to:
                                            AvalonBay Communities
                                            2900 Eisenhower Avenue
                                            Third Floor
                                            Alexandria, Virginia 22314
                                            Attn: Edward M. Schulman, Esq.,
                                                  General Counsel

        13.2 Public Disclosures. All media releases, public announcements, and public disclosures by either party of its employees, agents or representatives relating to this Agreement or the subject matter hereof, excluding any announcement beyond the control of this disclosing party, will be subject to the reasonable approval by the non-disclosing party in writing prior to release.



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                                   ARTICLE 14
                                  MISCELLANEOUS

        14.1 Entire Agreement. This Agreement, together with the recitals, schedules, attachments and exhibits attached hereto or referred to herein, constitutes the entire Agreement and understanding among the parties hereto with respect to the provision of the Service at the Toscana Apartments and is the final expression of their Agreement on that subject and no evidence of oral or other prior written promises shall be binding. All other prior agreements or understandings related to the subject hereof among the parties, whether written or oral, shall be null and void and of no further force and effect upon the execution of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        14.2 Incorporation by Reference. The recitals, schedules, exhibits and attachments referred to herein or attached hereto are hereby incorporated in and to this Agreement and made a part hereof by this reference.

        14.3 Amendment; Modification. This Agreement may not be supplemented, amended, modified or otherwise altered except by written instrument executed by all the parties hereto and no course of dealing or trade usage among or between the parties shall be effective to supplement, amend, modify or alter this Agreement.

        14.4 Waiver. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement herein shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement, any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

        14.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITh THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OR CHOICE OF LAWS.

        14.6 Continuity of Contract. If any severable provision of this Agreement is deemed invalid or unenforceable by any judgment of a court of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent, unless to do so would substantially impair the underlying purposes of this Agreement.

        14.7 Captions. The captions appearing in this Agreement are included solely for convenience of reference and shall not be construed or interpreted to affect the meaning or interpretation of this Agreement.


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        14.8      Force Majeure. Neither party shall be responsible for any
failure to comply with or for any delay in performance of the terms of this Agreement, including, but not limited to, delays in delivery, where such failure or delay is directly or indirectly caused by or results from events of force majeure beyond the control of either party. These events shall include, but not be limited to, fire, flood, earthquake, accident, civil disturbance, war, acts of God, or acts or government.

        14.9 Hiring Prohibited. During the term of this Agreement and for a period of one (1) year thereafter, neither party shall solicit for hire any employee of the other party who has performed services under this Agreement.

        14.10 Dispute Resolution Procedures. Except for disputes, claims or controversies pertaining to Article 11, in the event of any dispute, claim or controversy arising out of or relating to the provisions of this Agreement and their interpretation or implementation (a "Dispute"), the following procedures (the "Dispute Resolution Procedures") shall be the exclusive procedures used by the parties to resolve such Dispute:

                  (a) Negotiations. The parties will attempt in good faith to resolve the Dispute through negotiation. Any party may initiate negotiations with regard to a Dispute by providing Notice (an "Initiation Notice") in letter form to the other party, setting forth in reasonable detail the subject of the Dispute and the relief requested. The party receiving such notice shall respond within five (5) business days with a written statement of such party's position on, and recommended solution to, the Dispute. If the Dispute is not resolved by this exchange of correspondence, then representatives of each party (who shall be senior officers of the parties, and who shall have either full settlement authority or full authority to negotiate the terms of a settlement and to present such terms to such party's Board of Directors for approval), will meet at a mutually agreeable time and place within five (5) business days of the date of the Initiation Notice in order to exchange relevant information and perspectives, and to attempt to resolve the Dispute.

                  (b) Mediation. In the event that any Dispute is not resolved within fifteen (15) days from the date an Initiation Notice with respect thereto is first given, then any party may thereafter commence mediation with respect to such Dispute and any related Disputes that have become the subject of such negotiations by providing to J.A.M.S/ENDISPUTE and the other party a written request for mediation, setting forth the subject of the Dispute(s) and the relief requested. The parties will cooperate with J.A.M.S/DISPUTE and with one another in selecting a mediator from J.A.M.S/ENDISPUTE's panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that the parties will share equally in its costs (exclusive of such party's own legal fees and other costs).

                  (c) Confidential and Privileged Information. All offers, promises, and statements, whether oral or written, by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any J.A.M.S/ENDISPUTE employees, made in


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


the course of the negotiations initiated pursuant to Section 14.10(a) above or the mediation provided in Section 14.10(b) above, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration, litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in such negotiations or mediation.

                  (d)      Binding Arbitration.

                           (i) The parties shall have the right, following the
initial mediation session initiated pursuant to Section 14.10(b) above, to submit to J.A.M.S/ENDISPUTE, or its successor, for final and binding arbitration pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq., any Dispute that has been submitted for mediation pursuant to Section 14.10(b) above, and that has not been resolved by the 45th day after the date of the Initiation Notice giving rise to negotiations or mediation with respect to such Dispute. The mediation proceedings may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as an arbitrator in the case.

                           (ii) A demand for arbitration pursuant to Section
14.10(d)(i) shall be made by a party by filing a written demand with J.A.M.S/ENDISPUTE with a copy to the other parties. The arbitration will be conducted in accordance with the provisions of J.A.M.S/ENDISPUTE's Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with J.A.M.S/ENDISPUTE and with one another in selecting an arbitrator from J.A.M.S/ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings. Each party covenants that it will participate in the arbitration in good faith, and that it will share equally in the costs of arbitration (exclusive of such party's own legal fees and other costs).

                           (iii) The award of the arbitrator shall upon
application of any party, with Notice thereof to the party, be entered as a final and conclusive judgment in any state or federal court with jurisdiction. The provisions of this Section 14.10(d) may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

                           (iv) By executing this Agreement, the parties have
expressly agreed to (A) have all Disputes that cannot be resolved pursuant to Sections 14.10(a) and/or 14.10(b) above decided by neutral arbitration; (B) waive any rights they might possess to have those matters litigated in a court or jury trial; (C) waive their judicial rights to discovery and appeal, except to the extent that they are specifically provided for under this Agreement. Any party that refuses to submit to arbitration in conformity with this Section 14.10(d) may be compelled to arbitrate under federal or state law. Each party hereby acknowledges and agrees that they are voluntarily, and with advice of counsel, agreeing to the arbitration provisions set forth in this Section 14.10(d).


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Notwithstanding the foregoing, the party secured by any deed of trust shall have the right to recognize this Agreement. In the event of any foreclosure sale under such deed of trust, this Agreement shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale. I3S covenants that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination to said deed of trust of the terms of this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


I3S, Inc.                                AvalonBay Communities, Inc.


By: /s/ MATTHEW HUTCHINS                 By:  /s/ LYN LANSDALE
    --------------------------                ----------------------------------
    Matthew Hutchins                          Lyn Landsdale
    President                                 Vice President Ancillary Services


Date: 6/26/99                            Date:  July 9, 1999
      ------------------------                  --------------------------------




LIST OF EXHIBITS

EXHIBIT A: MDU Survey

EXHIBIT B. Marketing Strategy

EXHIBIT C: Sample Memorandum of this Agreement

EXHIBIT D: Description of High Speed Data Services Provided by I3S

EXHIBIT E: Service Level Agreement


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



                             EXHIBIT A - MDU SURVEY





OPERATOR

NAME
      --------------------------------------------------------------------------

CONTACT PERSON
                ----------------------------------------------------------------
ADDRESS
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

TELEPHONE NO.
              ------------------------------------------------------------------
FAX NO.
        ------------------------------------------------------------------------

E-MAIL ADDRESS
               -----------------------------------------------------------------


OWNER


NAME
      --------------------------------------------------------------------------

CONTACT PERSON
                ----------------------------------------------------------------
ADDRESS
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

TELEPHONE NO.
              ------------------------------------------------------------------
FAX NO.
         -----------------------------------------------------------------------

E-MAIL ADDRESS
                ----------------------------------------------------------------


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                             EXHIBIT A - MDU SURVEY


PROPERTY

CONTACT PERSON
                ----------------------------------------------------------------


ADDRESS
         -----------------------------------------------------------------------


         -----------------------------------------------------------------------


         -----------------------------------------------------------------------

TELEPHONE NO.
              ------------------------------------------------------------------

FAX NO.
         -----------------------------------------------------------------------

E-MAIL ADDRESS
                ----------------------------------------------------------------

NUMBER OF UNITS
                ----------------------------------------------------------------




NUMBER OF BUILDINGS
                     -----------------------------------------------------------

AGE OF BUILDINGS
                   -------------------------------------------------------------

CURRENT OCCUPANCY
                   -------------------------------------------------------------

MONTHLY RENTAL FOR ONE BEDROOM
                                ------------------------------------------------

MONTHLY RENTAL FOR TWO BEDROOM
                                ------------------------------------------------

MONTHLY RENTAL FOR THREE BEDROOM
                                  ----------------------------------------------

FULL LEGAL DESCRIPTION OF THE PROPERTY SUFFICIENT TO RECORD MEMORANDUM OF RIGHT OF ENTRY AGREEMENT:



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                             EXHIBIT A - MDU SURVEY



CATV/MATV SITE SURVEY INFORMATION

HOW LONG HAVE YOU BEEN PROVIDING SERVICE AT THIS LOCATION

      -------------------------------------------------

CHANNEL LINE UP AND PRICING

      -------------------------------------------------

BASIC PENETRATION

      -------------------------------------------------

PAY PENETRATION

      -------------------------------------------------

AGE OF CABLE DISTRIBUTION PLANT

      -------------------------------------------------

MANUFACTURER AND TYPE OF CABLE

      -------------------------------------------------

MANUFACTURER AND TYPE OF SPLITTERS AND OTHER CONNECTORS

      -------------------------------------------------

LOOP THROUGH OR HOME RUN WIRING

      -------------------------------------------------

REMAINING TERM ON CONTRACT TO SERVE THE PROPERTY

      -------------------------------------------------

ANY CLAIMS OF BREACH OR DEFAULT ON THE CONTRACT

      -------------------------------------------------


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                             EXHIBIT A - MDU SURVEY




Certification
                  I certify that, to my actual knowledge (without duty of inquiry), the statements made in this survey are true and correct in all material respects.



                                      ------------------------------------------
                                      Name:

                                      Title:

                                      Company:


                                      Date:
                                            ------------------------------------

Certification

                  I3S certifies that prior to making any investment at the above-described Property, I3S shall conduct such investigations and due diligence studies at the Toscana Apartments (subject to the Owner's prior approval thereof) as I3S shall deem necessary or appropriate to satisfy itself that such investment is prudent for I3S, and I3S is not relying on the foregoing survey information in making such determination to invest at the referenced Property.

                                    I3S, Inc.

                                    By:
                                        ----------------------------------------
                                        Matthew Hutchins
                                        President



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                     EXHIBIT B - INITIAL MARKETING STRATEGY



                  a) I3S shall be allowed limited access to the Toscana Apartments, including the multipurpose room and lobby on the Toscana Apartments, to solicit residents in order to market Services subject to all applicable laws and ordinances regarding solicitation, subject to approval by Owner. AVALONBAY's representatives shall reasonably cooperate with I3S in its advertising and promotional efforts including Main Lobby demonstrations, displays, and distribution of materials. I3S shall receive permission from AVALONBAY's representative prior to all solicitation in the multi-purpose room or lobby. Direct solicitation, including door to door, will not be allowed.

                  b) AVALONBAY agrees to display I3S collateral material (provided that I3S provides such material to AVALONBAY and such material does not violate any of AVALONBAY's applicable laws and ordinances regarding collateral material) in high-visibility locations on the Toscana Apartments, including the leasing and management office as reasonably approved by AVALONBAY.

                  c) AVALONBAY agrees to include I3S marketing materials in literature provided to all new Residents (provided that I3S provides such material to AVALONBAY and such material does not violate any of AVALONBAY's applicable laws and ordinances regarding marketing material). Such material to include programming guides, available services, user guides and customer service information.

                  d) Subject to limitations of applicable laws or regulations: upon request by I3S, AVALONBAY will provide via facsimile to I3S's sales and installation specialist referenced described below), the addresses of new move-ins on a monthly basis. If AVALONBAY requests, I3S will provide a list of those units that have subscribed for services with I3S via facsimile or regular mail.

                  e) I3S will provide the staff of the Toscana Apartments with marketing materials to promote Services to current residents and to prospective residents. I3S will assign a sales and installation specialist from its staff to assist AVALONBAY in the marketing of I3S's Services to residents of the Toscana Apartments.

                  f) AVALONBAY will provide an on-site leasing staff to introduce I3S's services to all new Residents, using marketing and enrollment material (provided such material does not violate any of AVALONBAY's applicable laws and ordinances regarding marketing and enrollment material) provided by I3S. Training of the leasing staff is to be conducted by I3S during normal business hours.

                  g) If AVALONBAY becomes aware of any illegal access of I3S's services, AVALONBAY agrees to advise I3S about residents who are illegally obtaining Service. If access to an individual unit is needed to confirm such illegal use, AVALONBAY will shall cooperate to the extent permitted by State, Federal or any Landlord Laws governing the access to an individual unit.


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                   h) I3S shall provide Service at no cost or expense to one
employee per every 100 apartments located at the Toscana Apartments to the extent such employees live and work on-site to help promote the Service


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






                       EXHIBIT C - MEMORANDUM OF AGREEMENT


RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Matthew Hutchins
President
I3S, Inc.
1440 Corporate Drive
Irving, Texas 75038

MEMORANDUM OF EXISTENCE OF AGREEMENT


     A revocable license has been granted by Avalon Bay Communities, ("Grantor"), the owner of record of the premises located at 1257 Lakeside Drive, Sunnyvale, CA 94086 to I3S ("Grantee") under a certain Master High Speed Data Services Marketing Agreement dated July 9th, 1999 by and between Grantor and Grantee (the "Agreement"). Subject to the terms and provisions of the Agreement, the license permits Grantee, among other things, to provide high speed data services, as described in the Agreement, and to engage in other activities contemplated by the Agreement at the Property described herein. This Agreement runs with the land and terminates on the earlier of (i) three (3) years after the above date, or (ii) any termination of the Agreement in conformity with the terms and provisions thereof. Such earlier termination may be evidenced by the recording of an Affidavit executed by Grantor stating that such termination has occurred. Which Affidavit shall have the effect of vacating this Memorandum of record without the need for any further action by the Grantor or the Grantee. As used in the Agreement, the term "Property" means that the real property consisting of approximately 709 units located in the city/town/village of Sunnyvale, County of__________, State of California, at the address commonly known as the Toscana Apartments, 1257 Lakeside Drive, Sunnyvale, California. Whose legal description is as follows:

In the event of any conflict between the terms and conditions of this Memorandum of Existence and the terms and conditions of the Agreement, the Agreement shall govern and control. The parties agree that the sole purpose of this Memorandum is to provide notice of the Agreement.

The undersigned personally warrants and represents that he/she has the authority to execute this Memorandum on behalf of the Grantor and the information stated in this Memorandum is true and accurate in all material respects.

     Executed this ______ day of _______________,199__.


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                          GRANTOR:
                                    --------------------------------------------
                               A
                                  ----------------------------------------------
                          BY:
                               -------------------------------------------------
                          NAME:
                                ------------------------------------------------
                          TITLE:
                                  ----------------------------------------------


STATE OF
         ---------------
COUNTY OF
         ---------------

         On ___________, 199 , before me, ________________, personally appeared
________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument and the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.

                           Signature:
                                      ------------------------------------(seal)
                           GRANTEE: I3S, Inc.
                             A Texas corporation

BY:
     ---------------------------

              NAME:
                     ------------------------------------
              TITLE:
                     ------------------------------------


STATE OF
         ---------------
COUNTY OF
         ---------------


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                  On _________________ 199 , before me, ____________, personally appeared ________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies) and that by his/her/their signature(s) on the instrument and the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                  WITNESS my hand and official seal.


                                   Signature:
                                              ------------------------(seal)




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                                    EXHIBIT B
                               MARKETING STRATEGY









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                                    EXHIBIT D
             DESCRIPTION OF HIGH SPEED DATA SERVICES PROVIDED BY I3S


The I3S HSDS is a data network service that provides transport and peering functions of Internet Protocol (IP) data traffic, including, without limitation:

    Broadband access networks on MDU properties composed of one or more broadband access technologies including but not limited to coaxial or hybrid fiber coaxial (HFC) cable television distribution systems, twisted-pair copper-wire-based telephone distribution systems, twisted-pair copper-wire-based local area network distribution systems and fiber-optic-based local area network distribution systems;

    Local loop networks that connects the broadband access networks on each MDU property to the I3S regional points-of-presence (POPs) in each metropolitan area served by I3S;

    Regional point-of-presence networks that connects the POPs to the I3S.net national IP backbone;

    A national IP backbone consisting of broadband communication facilities for the transport of data among I3S POPs and public and private Exchange Points where data and Internet routing information will be exchanged with other networks peered with I3S.net as part of the global Internet;

    A national Network Operations Center (NOC).

    Computer services to be agreed to by AVALONBAY and I3S that include, without limitation:


    Membership system for user authentication and authorities;
    Personalization services for customizing content to user preferences; Internet mail (SMTP and POP3);
    Internet newsgroups (NNTP) composed of approximately 25,000 or more newsgroups;
    Internet World Wide Web (HTTP) services;
    Internet chat (IRC and MIRC);
    Conferencing and collaboration bridges;
    Streaming multimedia services such as Microsoft's NetShow and Progressive Network's RealMedia;
    A branded suite of client software that include:

    Web browse;
    Mail reader;
    News reader;



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    Chat client;
    Conferencing and collaboration client;
    Appropriate plug-ins and ActiveX controls.

    Customer service functions to be agreed upon by AVALONBAY and I3S that include, without limitation:

    A National Customer Care Center;
    A telephone and network-based customer help desk;
    A Trouble Reporting facility;
    A customer billing system.

    Multimedia-rich content that showcases the capabilities of HSDS to be agreed upon by AVALONBAY and I3S that include, without limitation:

    Original content created by I3S;

    Aggregated content created by others but licensed by I3S and improved for uses in a HSDS system;

    Aggregated content created by others but licensed by I3S and used unimproved.



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                                  Requirements
                      Related to Broadband Access Networks
             Utilizing Multiple Broadband Access Technologies (mBAT)



AVALONBAY's Responsibilities (AVALONBAY shall use all commercially reasonable efforts to perform these responsibilities.)

Provide, or cause to be provided, as mutually agreed between the parties, suitable physical-layer coaxial-cable, twisted-pair copper-wire, or fiber-optic distribution plant on each AVALONBAY property that will meet or exceed I3S specifications;

I3S Responsibilities:

Provide technical specifications for suitable physical-layer distribution plants for I3S's HSDS;

Inspect and accept or reject, according to the mutually agreed specifications, physical-layer distribution plants proposed by AVALONBAY as suitable for I3S's HSDS;

Maintain, or cause to be maintained, physical layer distribution plants built and owned by AVALONBAY that are used for I3S's HSDS;

Install, maintain and operate data delivery equipment for each property offering HSDS (including, without limitation, replacement of existing equipment, should the same cease to function or require repair). Installation and maintenance will meet or exceed manufacturer's specifications and the requirements set forth in the Agreement. Through itself or its agents, AVALONBAY will assist I3S with pre-installation engineering planning and site survey questionnaires;

Integrate all data delivery equipment for each property into the I3S Element Management System portion of its Network Management Platform using SNMP and/or RMON. I3S will monitor all data delivery equipment twenty-four hours per day, seven day per week (24x7);

Assume the cost (or replacement cost) of the acquisition of all data communication equipment necessary to provide HSDS and to provide termination and delivery of HSDS between the Subscriber and the I3S POP in each Market;

Without limitation on the foregoing or the attached SLA, both parties acknowledge that the end to end performance of HSDS is probabilistic and subject to anomalous short lived usage patterns by Subscribers which will affect both the utilization of the local loop circuits and the I3s.net national backbone from time to time;




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Configure and operate all data delivery equipment to efficiently integrate with the rest of the I3s.net network;

Subscribers will not be required by I3S to install or operate a custom web browser; and

Subject to all applicable laws and regulations, Subscribers will have voluntary access to all public Internet sites and services.



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                             ADDITIONAL REQUIREMENTS
                      RELATED TO BROADBAND ACCESS NETWORKS
                 UTILIZING CABLE TELEVISION DISTRIBUTION SYSTEMS


AVALONBAY's Responsibilities (These responsibilities apply only to the extent HSDS is to be provided by I3S by means of an interconnection to a third party's CATV distribution plant on an applicable property. AVALONBAY shall use all commercially reasonable efforts to perform these responsibilities.):

Cause CATV infrastructure to comply with FCC requirements;

Upgrade, or cause to be upgraded, property CATV infrastructure to provide bi-directional cable delivery to all subscribers;

Cause the upgraded bi-directional CATV infrastructure to exceed the minimal operational requirements of the I3S cable modem system, which are:

Minimum Cable Television Network Requirements for i3s.net HSDS
Value

Amplitude variations inband
    Forward channel
    Return channel

5 dB total
5 dB total

Group delay variation inband
    Forward channel
    Return channel

 60 nsec/MHz, 240 nsec total
200 nsec/MHz, 800 nsec total

Maximum tap to tap variation
27dB

Dynamic range on receiver
-15 dBmV to +15 dBmV

Maximum return/upstream loss
49 DB


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Minimum carrier to noise
22 dB

Minimum carrier to interference
25 dB

Provide, or cause to be provided, two (2) six MHz video channels within the CATV infrastructure bandwidth on Internet served properties; one (1) in the spectrum from 54 MHz to 750 MHz and one (1) in the 5MHz to 50 MHz spectrum; and reserve another two (2) additional video channels, in the same spectrums for future expansion as Subscriber penetration on the property increases; and

Designate, or cause to be designated, an engineering point of contact for each cable company operating the cable television distribution system for I3S Network Operations Center (NOC) to report problems or failures related to the cable television distribution system twenty-four hours per day, seven days per week
(24x7).


I3S Responsibilities:

Use the cable modem system, and certain network management features that it provides, to monitor the availability and quality of AVALONBAY's property network (its CATV plant) and the Equipment;

Report to AVALONBAY's designated engineering point of contact any problems observed by the I3S NOC in the course of operating the cable modem system network management features; and

Report to AVALONBAY's designated engineering point of contact any problems determined by Subscriber contact in the course of operating the Subscriber Help Desk.

Local Loop Characteristics

AVALONBAY's Responsibilities

Provide, or cause to be provided, proper space, security and power for Local Loop termination and transmission equipment necessary to provide Internet delivery and other data services on the property.


I3S Responsibilities:

Install, maintain and operate local loop termination and transmission equipment necessary for each property offering HSDS. Installation and maintenance will meet or exceed manufacturer's specifications and the requirements set forth in the Agreement.



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Through itself or its agents, AVALONBAY will assist I3S with pre-installation engineering planning and site survey questionnaires;

Integrate all local loop termination and transmission equipment equipment for each property into the I3S Element Management System portion of its Network Management Platform using SNMP and/or RMON. I3S will monitor all local loop termination and transmission equipment twenty-four hours per day, seven day per week (24x7);

Assume the cost of the acquisition of all local loop termination and transmission equipment necessary to provide HSDS and to provide termination and delivery of HSDS between the Property and the I3S POP in each Market;

Order, provision, install and maintain local loop communications links between each property and I3S POP in each Market with a bandwidth of not less than 1.544 mb/s (T1). In addition, as the number of Subscribers on each property increases, scale the local loop bandwidth so that each simultaneously active user averages approximately 1 mb/s ninety eight percent (98%) of the time;

Without limitation on the foregoing or the attached SLA, both parties acknowledge that the end to end performance of HSDS is probabilistic and subject to anomalous short lived usage patterns by Subscribers which will affect both the utilization of the local loop circuits and the I3S.net national backbone from time to time; and

Configure and operate all local loop termination and transmission equipment to efficiently integrate with the rest of the I3s.net network.

Point of Presence
Features and Establishment Requirements

I3S Responsibilities:

Acquire, install and maintain data communication equipment at each POP for the termination and transmission of HSDS from properties to the i3s.net national network backbone;

I3S will determine the location of its main presence in each Market to be consistent with its own operational practices (which currently include co-locating within its carrier's central offices in each Market);

Acquire, install, maintain and operate Internet peering relationships at public and private Internet Exchange Points (EP) with other Tier 1 Internet backbone networks throughout the United States;

Acquire, install, maintain and operate computers and software to provide Network Management and provide Internet services for Subscribers. To provide these functions,



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I3S will employ a combination of locally-distributed-to-the-POP servers as well as globally centralized servers consistent with its overall network design and operational practices; and

Order, provision, install, maintain and operate data transport/carriage pathways from each POP, EP and/or NOC with a bandwidth not less than 45 mb/s (DS-3) interconnection. In addition, as the number of Subscribers on Market increases, scale the bandwidth so that each simultaneously active user averages approximately 1 mb/s ninety eight percent (98%) of the time.









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                           I3S INFORMATION OPERATIONS
           CONTENT PRODUCTION; AVALONBAY/BROADBAND NOW!TM LAUNCH PAGE


I3S operates, and shall operate for the term of this Agreement, an information content operation for creating original content or aggregating content created by others and licensed to I3S for inclusion in the I3S body of content. This material will consist of but not limited to informational, educational, recreational, entertainment and business content. This body of content will be offered to Subscribers of the HSDS product. AVALONBAY shall have the right to create original content or provide content created by others which also will be offered to Subscribers of the HSDS product.

Without limitation on paragraph 1 above, I3S will create content as creative and/or business opportunities present themselves. The I3S content will be updated as I3S, using its editorial judgment, sees fit, but in no event less frequently than the highest industry practice.

Certain portions of this content will be offered to all HSDS Subscribers free of charge (Basic Content). Other portions of the content may be offered to HSDS Subscribers on an optional fee basis for unlimited access to a fixed package of content (Premium Content). Another certain portion of the content may be offered to HSDS Subscribers on an optional fee basis for access to a specific time-limited event (Pay-Per-View Content).

In addition to the fees charged customers for content (which shall be subject to the limitations set forth in the Master Agreement), I3S may solicit and sell advertising and other revenue-producing transaction opportunities that will appear on certain portions of the content.

All fees for premium content, pay-per-view content, advertising and revenue-producing transactions shall be determined by I3S, subject to the terms and provisions of the Master Agreement.

The potential revenue set forth here for content shall not be subject to other provisions in the Agreement (including attachments) regarding revenue sharing, fees and pricing, except as otherwise set forth herein.

I3S, or its content partners, will design, produce and update, as necessary, all content and be responsible for all such costs.

I3S shall initially design, produce and update, as necessary, a customized launch page (the "Launch Page") for HSDS Subscribers, which can be used to market and promote the HSDS, and, on I3S's standard time and materials rates (or as otherwise agreed by the parties), AVALONBAY's other services. In addition, the Launch Page will include hyperlinks to AVALONBAY's corporate web sites as directed by AVALONBAY, which web sites will be separately established and maintained by AVALONBAY, except as


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otherwise agreed to in writing between I3S and AVALONBAY. The Launch Page shall meet the technical, functional and appearance requirements specified by I3S. I3S shall from time to time update the Launch Page throughout the Term in accordance with the terms of this Agreement. I3S may offer HSDS Subscribers Launch Pages that are personalized (by property) and that, in addition to the features described above, may promote the I3S content offerings and provide direct hyperlinks to the I3S content.

In no event, at any time during the term of this Agreement, shall I3S knowingly permit or use any (i) content in the AVALONBAY/Broadband Now! web site or within its information content operations which contains obscene material, sexually explicit adult programming, or indecent material as defined in Section 47 C.F.R. 76.701(g); (ii) material in the AVALONBAY Broadband Now! web site soliciting or promoting unlawful conduct; or (iii) programming in the AVALONBAY/Broadband Now! web site that may or could have been subject to the Telecommunications Act of 1996, Section 641, relating to the scrambling of sexually-explicit adult video service programming.

Customer Care Center Features

I3S Responsibilities

Provide a toll free number for:

Inquiries about the HSDS supplied by I3S
Ordering and scheduling installation of HSDS products
Billing inquiries
Initial technical support inquires
Technical support for all HSDS issues
Technical support for Subscriber CPE issues related to HSDS

Answer toll free line consistent with the AVALONBAY/I3S service co-brand.

Operate 24x7 customer care call center operation.

Maintain sufficient customer service staff and call center capacity to connect to Subscribers within 1 minutes of call entering processing operation.

Develop and publish escalation procedure for Customer Service Representatives related to network issues.

Resolve billing issues within 24 hours 95% of time, on a monthly basis.

Resolve property network issues within 24 hours 95% of time, on a monthly basis.

Resolve technical issues within 24 hours if a phone call is required 95% of time, on a monthly basis.



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Resolve technical issues within 48 hours if a truck roll is required 95% of time, on a monthly basis.

Develop and publish escalation procedures for AVALONBAY to contact regarding technical issues related to the network.

Subscribers' Hardware and Software Installation
Specifications and Installation Requirements

I3S shall:

Verify that potential Subscribers' personal computers meet the I3S-established minimum requirements for the supplied software and the HSDS service;

Make an appointment with each new Subscriber to meet the installation personnel for the installation of the HSDS in the Subscriber's unit;

Collect the Subscriber information required to install, provision and complete the set up of Subscribers' HSDS service. I3S will develop an appropriate paper-form-based system or automated system to facilitate this process;

Provide, or cause to be provided, coaxial connection to the Subscriber's specified location;

Verify, or cause to be verified, that the coaxial connection completed to the Subscriber's specified location exceeds the minimum operational requirements for the I3S-supplied CPE and the I3S HSDS service;

Verify, or cause to be verified, and if necessary, promptly (but not more than a reasonable time frame set by AVALONBAY) perform repairs such that all access network services function properly (and to not less than the standards pre-existing I3S HSDS operations) after I3S completes installation and throughout the provision of HSDS;

Maintain a sufficient inventory of CPE for each Market and develop procedures to restock CPE as used in Subscriber installations;

Issue and install the required CPE for the service requested by the Subscriber;

Meet the Subscriber at the Subscribers location at the scheduled time within the tolerances and limits as defined in the I3S Service Level Agreement;

Install the required cable modems(s) and have HSDS operational in the Subscriber's unit within the number of days of a Subscriber's request set forth in Section 6.4 of the Agreement;



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Install any required network interface cards (NICs), TCP/IP protocols and
Internet software suite in the Subscriber's personal computer;

Offer the Subscriber a brief introduction to the HSDS to be performed at the time of installation. This introduction will include how to launch the service, how to find the training material on the i3S.net Web site, how to find the Subscriber Support Section on the i3S.net Web site and how to call for technical assistance or support;

Obtain signatures required to verify that each Subscriber installation was executed properly and to the satisfaction of the Subscriber; and

Provide AVALONBAY with a copy of the installation transaction documentation verifying that the completed installation is ready for billing. This documentation will include the CPE delivery receipt, the ISP contract and the completed work order.

HSDS Initial Subscriber Rates, Service Levels
And Installation and Equipment Charges

The following table outlines the various levels of service available to Personal Service subscribers:

Personal Service Level     Price per
Month Downstream Transmission Speed       Upstream Transmission Speed     % of
Time Subscriber is Guaranteed Downstream and
Upstream Speeds
BBNow!(TM) Lite              $29.95     64 Kbps       64 Kbps      98%
BBNow!(TM) Standard          $49.95    1.0 Mbps      1.0 Mbps      98%
BBNow!(TM) Max               $79.95    1.5 Mbps      1.5 Mbps      98%

The following table outlines the various levels of service available to Home Office Service subscribers:

Home Office Service Level Price per
Month Minimum Downstream Transmission Speed Minimum Upstream
Transmission Speed
Home Office - Level 1     $199    1.5 Mbps         128 Kbps
Home Office - Level 2     $299    1.5 Mbps         512 Kbps
Home Office - Level 3     $499    1.5 Mbps         1.0 Mbps
Home Office - Level 4     $699    1.5 Mbps         1.5 Mbps


Vanity DNS hosting               $100.00 per month


Installation fee                 $49.95 non-recurring


Network interface card (NIC)     market price (not to exceed $60)




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CPE (cable modem, xDSL modem or other
broadband access device) purchase                 market price



Monthly rental of CPE                             market price*



*The decision to purchase or rent the CPE necessary for the provision of HSDS shall be at the sole discretion of each resident subscribing to HSDS.


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                                    EXHIBIT E
                             Service Level Agreement


This Service Level Agreement is attached and made a part of the Master High Speed Data Services Access and Right of Entry Agreement by and between I3S, Inc. and AVALONBAY (the "Agreement").

Introduction

This Exhibit entitled "Service Level Agreement" ("SLA") sets out operation specifications and requirements for HSDS provided by I3S for the residents or customers of the Toscana Apartments (as defined in the Agreement). The SLA shall encompass data services originating and terminating within the I3S internetwork ("i3s.net").

Subject to the terms and provisions of the Agreement, the HSDS provided by I3S shall meet the operations specification and requirements stated herein, which are generally stated in terms of events or outcomes, rather than terms of specific hardware, software or procedural requirements. For the purposes of the SLA, i3s.net shall relate to that portion of the global Internet operated by I3S, originating within end users' customer premises and terminating within I3S computers or transported and peered at a public or private Internet Exchange Point.

For the purposes of the SLA, a "Trouble" or "Trouble Report" shall relate to i3s.net or I3S provided services (or resold services) and the Equipment and I3S-maintained facilities, but shall exclude customer error, defects in Customer Premises Equipment ("CPE"), defects in customers' computers, defects in property cable or wiring plants, defects in fiber optic distribution systems, defects in cable television distribution systems and network problems experienced by destination networks at or beyond Internet Exchange Points.

The terms and conditions of this SLA do not limit I3S's obligations set forth elsewhere in the Agreement, but if there is a conflict with respect to service obligations between this SLA and the Agreement, the Agreement shall govern and control.

Performance Requirements

Percent Customer Service Order Beginning Commitment Dates Timely Met

This parameter is generally indicative of the timely beginning of work on orders from customers for new service or orders to make changes in their existing service.

The timely beginning parameter is calculated by dividing the total Customer Service Orders begun on or before the date and clock hour promised to the customer that the



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service order would be started by the total number of service orders initiated in each calendar month and multiplying by 100.

I3S shall exhibit greater than 90% Customer Service Order Beginning Commitment Dates Timely Met per month.

Percent Customer Service Order Completion Commitment Dates Timely Met

This parameter is generally indicative of the timely completion of work on orders from customers for new service or orders to make changes in their existing service and the timely completion of those service orders.

The timely completion parameter is calculated by dividing the total Customer Service Orders completed on or before the date and clock hour promised to the customer that the service order would be completed by the total number of service orders initiated in each calendar month and multiplying by 100.

I3S shall exhibit greater than 90% Customer Service Order Completion Commitment Dates Timely Met per month.

Percent of Network Availability

This parameter is generally indicative of the availability of the network to transport and peer customer data at an Internet Exchange Point, or, in the event that the customer data is to be fulfilled by computers within i3s.net, generally indicative of the availability of to transport data to the I3S servers and the availability of the servers.

This parameter is calculated by dividing the number of seconds that the network is available for each customer by the total number of customer-seconds in each calendar month and multiplying by 100.

Specifically excluded from the Network Availability calculation shall be regularly scheduled maintenance windows or ad hoc maintenance windows scheduled and announced 24 hours in advance in the i3s.net Customer Support Web Site.

Specifically excluded from the Network Availability calculation shall be periods of time where the access distribution plant (operated by AVALONBAY or its designated third party operator) exceed the operational standards set by I3S for each type of broadband access technology.

I3S shall exhibit greater than 98% Network Availability per month.

Percent Customer Calls Answered within 45 Seconds by I3S Personnel

This parameter is based upon the number of customers calls answered within 15 seconds by a human operator or by an ACD queue greeting during the hours of operation of the


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I3S National Customer Care Center and thereafter to be answered by a human customer representative within 30 seconds. At a minimum, the I3S National Customer Care Center shall operate from 8:00 a.m. to 5:00 p.m. Central Time, Monday through Friday exclusive of holidays.

This parameter is calculated by dividing the number of calls answered with 45 seconds by the total number of Customer Care Center calls answered in each calendar month and multiplying by 100.

I3S shall exhibit greater than 90% of Customer Calls Answered within 45 Seconds per month.

Percent of Trouble Reports Resolved Timely

This parameter is related to the number of Trouble Reports resolved within the following windows:

For Trouble Reports received by I3S at the I3S National Customer Care Center prior to 2:00 p.m. Central Time, Monday through Friday, excepting holidays, will be cleared by the end of the next business day.

This parameter is calculated by dividing the total trouble reports cleared on or before the date and clock hour promised to the customer the total number of Trouble Tickets cleared in each calendar month and multiplying by 100.

I3S shall exhibit greater than 90% Trouble Reports Cleared Timely per month, according to the terms of this section for trouble that can be resolved by I3S alone.

Percent Customer Repair Visit Appointments Met

This parameter is related to the customer commitments made by the I3S National Customer Care Center for repairs that require a repair visit to customers' sites or premises.

This parameter is calculated by dividing the total Customer Repair Visits Appointments met on or before the date and clock hour promised to the customer by the total number of Customer Repair Visit Appointments initiated in each calendar month and multiplying by 100.

I3S shall exhibit greater than 90% Customer Repair Commitment Met per month.

Percent of Customer Bills Prepared Timely

This parameter is related to the generation of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.



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This parameter is calculated by dividing the number of Customer Bills generated and sent to customers within twenty (20) business days of the end of the billing cycle by the total number Customer Bills generated in each calendar month and multiplying by 100.

I3S shall exhibit greater than 95% Customer Bills Prepared Timely per month.

Percent of Customer Bills Prepared Accurately

This parameter is related to the accuracy of Customer Bills for delivery to customers by mail, electronic mail or credit card billing.

This parameter is calculated by dividing the number of Customer Bills generated that do not require an adjustment due to a billing error caused I3S by the total number Customer Bills generated in each calendar month and multiplying by 100.

I3S shall exhibit greater than 95% Customer Bills Prepared Accurately per month.


Reports

I3S shall provide to AVALONBAY reports within twenty (20) business days of the end of each calendar month, the reports listed below in this section, each of which may be provided separately or provided on a consolidated basis:

A report depicting total subscribers, gross new customers and gross customers terminated separated by product tier and property.

New service orders, Trouble Reports opened and closed or cleared as appropriate separated by date and property.

Aggregate I3S National Customer Care Center data depicting the distribution of call waiting time in general and the percent calls answered and calls abandoned respectively.

Billing summaries describing the date(s) bills were sent to customers, and the billed revenue disaggregating major categories of service.

Holidays

New Years Day
Memorial Day
Memorial Day
Independence Day
Labor Day
Thanksgiving
Day after Thanksgiving
Christmas
Any other national or state holiday recognized by I3S





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I3S Agreement - PVR New Draft